Exhibit 4.29

FORM OF GLOBAL SERIES D PREFERENCE ORDINARY SHARE CERTIFICATE

XLIT LTD.

THE SERIES D PREFERENCE ORDINARY SHARES (EACH, A “PREFERRED SECURITY”) REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, “U.S. PERSONS” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) , EXCEPT IN A TRANSACTION THAT COMPLIES WITH, OR IS EXEMPT FROM, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. ANY OFFER, SALE, PLEDGE, MORTGAGE, CHARGE OR OTHER TRANSFER OF THE PREFERRED SECURITIES REPRESENTED HEREBY MUST BE MADE (A) IN COMPLIANCE WITH THE REQUIREMENTS SPECIFIED IN THE ISSUER CHARTER AND THE PAYING AGENCY AGREEMENT REFERRED TO HEREIN AND (B) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE CAYMAN ISLANDS AND ANY OTHER APPLICABLE JURISDICTION.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AS DEFINED IN THE PAYING AGENCY AGREEMENT) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN A NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE, MORTGAGE, CHARGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL PREFERRED SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITARY, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL PREFERRED SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE PAYING AGENCY AGREEMENT.

XLIT LTD.

ISIN: KYG982961099
Common Code: 070183528
Certificate No. [  ]

[  ] Series D Preference Ordinary Shares

Incorporated under the laws of the Cayman Islands
[  ] Series D Preference Ordinary Shares
of a par value of U.S. $0.01 per share
and having a liquidation preference of U.S.$1,000 per share

THIS IS TO CERTIFY THAT [  ] is the registered holder of [  ] Series D Preference Ordinary Shares (the “Preferred Securities”) in XLIT Ltd. (the “Issuer”), subject to the Memorandum of Association and Articles of Association thereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Issuer Charter”) and the Resolutions of the Board of Directors of the Issuer, dated as of October 27, 2006, designating the rights, preferences and other terms of the Preferred Securities (the “Resolutions”). The payment of dividends and any final distribution on the Preferred Securities, and transfers and exchanges of the Preferred Securities, shall be in the manner provided in the Issuer Charter, the Resolutions and the Paying Agency Agreement (the “Paying Agency Agreement’), effective as of November 14, 2011, between XLIT Ltd. and The Bank of New York Mellon, as Preferred Security Paying Agent, Preferred Security Registrar and Settlement Agent.

THIS CERTIFICATE IS ISSUED BY the Issuer as a DEED on this [  ] day of
[  ].

XLIT LTD.

By:
Name Title

By:
Name Title

ASSIGNMENT FORM

For value received ____________________________________________ hereby sells, assigns and transfers unto

Please insert social security or
other identifying number of assignee _________________________

Please print or type name and address,
including zip code, of assignee:

______________ Series D Preference Ordinary Shares (the “Preferred Securities”) and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Preferred Securities on the books of the Issuer with full power of substitution in the premises.

Date: ________________	Your Signature:
(Sign exactly as your name appears on the Preferred Security Certificate)

Initial issuance on the Closing Date is [ ] Preferred Securities. Total number of Preferred Securities issued or canceled in exchange for a portion or portions hereof and any portion or portions hereof exchanged or transferred for other Preferred Securities:

Date	Number of Preferred Securities Issued, Canceled, Transferred or Exchanged	Remaining Number of Preferred Securities Represented by this Series D Preference Ordinary Share Certificate	Notation made by or on Behalf of